OPTION AGREEMENT

This Option Agreement is made and entered into this 2nd day of July, 2001, (the "Effective Date"), by and between New Cannon, Inc., a company duly organized and existing under the laws of the State of Nevada, United States (the "Company") and Mr. Victor Freilich (the "Optionee"). The Company and the Optionee are hereinafter collectively referred to as "Parties" and individually as a "Party".

WHEREAS, the Optionee renders certain valuable services to the Company;

WHEREAS, as consideration for the services rendered by the Optionee, the Company has agreed to provide the Optionee with an option to purchase Company's stock on terms and conditions set forth herein;

NOW, THEREFORE, in consideration of mutual covenants and agreements contained in this Agreement the Parties have agreed as follows:

     1. Grant of Option. The Company hereby grants to the Optionee an option to purchase Three Hundred Eighty Two Thousand Fifty Two (382,052) shares of common stock to be issued by the Company each having par value of US $0.001 (the "Shares").

     2. Option Term. The Optionee has the right to exercise the option to purchase the Shares within five (5) years of the Effective Date hereof.

     3. Option Price. The price of the Shares shall be equal two and a half percent (2.5%) of the Company's capitalization on the date of the purchase, but not exceed two hundred fifty thousand US Dollars (US $250,000) (the "Purchase Price").

     4. Consideration. As total consideration for the option to purchase Company's stock the Optionee has agreed to provide services to the Company as may be requested by the Company from time to time.

     5. Procedure to Exercise the Option.

     5.1 Within the period set forth in Section 2 hereof the Optionee has the right to submit to the Company a written notice of its intention to purchase the Shares on terms and conditions set forth herein.

     5.2 Within ten (10) days after receipt of the notic the Company shall (i) take all the necessary corporate actions to approve the issue of the Shares by the Company; (ii) enter into the sale purchase agreement with the Optionee; and
(iii) issue, sell, convey, transfer, and deliver the Shares to the Optionee.

     6. Liquidated Damages. The failure of the Company to fulfil its obligations under Section 5.2 hereof shall constitute a material breach of this Agreement. Since the real damages caused to the Optionee by such failure shall be difficult

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to calculate the Parties hereby agree that in the event of such material  breach of this Agreement, the Company shall pay to the Optionee the liquidated damages in the amount of two hundred fifty thousand US Dollars (US $250,000).

     7. General Provisions

     7.1 Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     7.2 Amendment. This Agreement may only be amended b the written consent of all of the Parties hereto at the time of such amendment.

     7.3 Severability. In the event that any of the provisions, or portions thereof, or this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

     7.4 Assignment. Neither Party can assign or transfe its rights and obligations under this Agreement without prior written consent of the other Party, which consent cannot be unreasonably withheld.

     7.5 Notices. All notices required to be given hereunder shall be given by personally delivering such notice or by mailing it, via certified mail, to the other Party at the following addresses:

If to the Company:
304 North Edinburgh Ave.
Los Angeles, CA 90048
Phone (323) 655-7705
Fax (323) 655-7706

If to the Optionee:

The above addresses may only be changed by giving written notice of such change of address, via certified mail, to the other Party.

     7.6 Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of State of Nevada, USA.

     7.7 Arbitration. Any controversy arising out of thi Agreement or its breach shall be settled by Nevada courts.

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     7.8 Adequate  Consideration.  The Parties each  acknowledge  that they have received adequate consideration for agreeing to enter into this Agreement.

IN WITNESS WHEREOF each Party has caused its duly authorized representative to sign this instrument on the date first written above.

New Cannon, Inc.                                     Mr. Victor Freilich

Evgeny Afineevsky
President & CEO

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